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                                                                EXHIBIT 10.9


                             LEVEL BEST GOLF, INC.
                                      AND
                               GOLF 21 AGREEMENT




Level Best Golf, Inc. (LBG) will pay to Golf 21 a direct payment of seven and one-half percent (7 1/2%) of gross collected sales for the rights to exclusively market Golf 21 worldwide for a period of five (5) years, with renewal options for an additional five (5) years. In order to maintain this exclusivity, LBG must sell a minimum of:


                          10,000 Units, Year One
                          20,000 Units, Year Two
                          30,000 Units, Year Three
                          40,000 Units, Year Four
                          50,000 Units, Year Five

LBG will have complete worldwide marketing rights to include the right to change graphics, create new logo (if deemed necessary), and create all TV and direct response advertising, etc.

LBG estimates a pricing of seven (7) to ten (10) dollars per unit wholesale.

LBG will also issue to Donald G. Cofer, President, Golf 21, two thousand shares of Level Best Golf restricted stock to cover his expenses prior to this agreement.





/s/ James G. Solomon        2/8/96      /s/ Donald G. Cofer         2/9/96
----------------------------------      ----------------------------------
James G. Solomon              Date      Donald G. Cofer               Date
Executive Vice President                President